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                                                                     EXHIBIT 5.1

                          [LETTERHEAD OF LOEB & LOEB]


Direct Dial: 310-282-2350
e-mail: dficksman@loeb.com

                                 June 25, 2001

Inforetech Wireless Technology, Inc.
5500-152nd Street, Suite 214
Surrey, BC Canada V358E7

Ladies and Gentlemen:

     We have acted as counsel to Inforetech Wireless, Inc., a Nevada Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by certain shareholders of the Company (the "Selling Stockholders") of 14,900,000 shares of Class A Common Stock (the "Common Stock"). The 14,900,000 shares offered include (i) 7,500,000 shares underlying the Series A Eight (8%) Convertible Note held by Augustine Fund L.P.; (ii) 7,400,000 shares underlying the 8% Convertible Debenture held by The Shaar Fund Ltd.; and (iii) 80,000 shares of Common Stock issued to Augustine Fund L.P.

     In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling Stockholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We are not licensed to practice law in the State of Nevada and accordingly, with your permission, we express no opinion as to the laws of the State of Nevada.
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Inforetech Wireless Technology, Inc.
June 25, 2001
Page 2

Accordingly, the opinions we express herein are limited to matters involving the federal laws of the United States.

     We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

                              Sincerely,



                              David L. Ficksman
                              a Partner of the Firm